Exhibit (k) (v)

                         ALLSTATE LIFE INSURANCE COMPANY
                          LAW AND REGULATION DEPARTMENT
                          3100 Sanders Road, Suite J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-326-6742


Michael J. Velotta
Vice President, Secretary
and General Counsel

                                December 28, 2004



TO:            ALLSTATE LIFE INSURANCE COMPANY
               NORTHBROOK, ILLINOIS 60062

FROM:          MICHAEL J. VELOTTA
               VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE: FORM N-6 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940
               FILE NO. 333-______, 811-08173

     With reference to the Registration Statement on Form N-6 filed by ("Registration Statement") filed by Allstate Life Insurance Company (the "Company"), as depositor, and Allstate Life Variable Life Separate Account A, as registrant, with the Securities and Exchange Commission covering the Modified Single Premium Variable Life Insurance Contracts, known as AIM Single Premium Variable Life Contracts (the "Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
------------------------------
Michael J. Velotta
Vice President, Secretary and General Counsel